Exhibit 32


      Certification of Chief Executive Officer and Chief Financial Officer
           Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

F. Morgan Gasior, Chairman of the Board, Chief Executive Officer and President of BankFinancial Corporation, a Maryland corporation (the "Company") and Paul A. Cloutier, Executive Vice President and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q for the quarter ended March 31, 2005 (the "Report") and that to the best of his knowledge:

         1. the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  May 27, 2005                       /s/ F. Morgan Gasior
                                          --------------------------------------
                                          F. Morgan Gasior
                                          Chairman of the Board, Chief Executive
                                          Officer and President



Date:  May 27, 2005                       /s/ Paul A. Cloutier
                                          --------------------------------------
                                          Paul A. Cloutier
                                          Executive Vice President and Chief
                                          Financial Officer




A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.